UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 19, 2004

NATUROL HOLDINGS LTD.

(Exact name of registrant as specified in charter)

Delaware	000-26309	98-0200741
(State of other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

201 E. Elizabeth St. Elizabeth City, NC	27909
(Address of Principal Executive Office)	(Zip Code)

(252) 333-1777

(Registrant's Executive Office Telephone Number)

ITEM 5. OTHER EVENTS

        On January 19, 2004, the Registrant's sole Officer and Director appointed Michael Cunningham and Dr. Valgene L. Dunham as Directors of the Registrant.

Michael J. Cunningham

        Michael J. Cunningham OBE Mphil (Cantab), age 60, is currently a Director of the Registrant. From 1994 to the present, Mr. Cunningham has been Chairman and CEO of The Coach House Group UK Ltd ("CHGUK"), a specialist research and development company, based in the UK with offices and associates world-wide. Mr. Cunningham is also Chairman and CEO of The Sustainable Projects Development Group, a UK based subsidiary of CHGUK, specializing in the identification and development of sustainable technologies utilizing natural resources and materials, with projects underway in several countries. Since 2000, Mr. Cunningham has been a Director of Healthworld International, a start-up company developing natural medicines and neutraceutical products from botanical and animal sources in Africa. From 1994 to 1997, Mr. Cunningham was CEO of London Minsk Development Company, specializing in the conversion of military technologies to commercial use and the development and application of economic offset programs. He was appointed Professor at Lancaster University in 1994. He was the recipient of the Yuri Gargarin Medal for services to Russian Space Industry in 1993. In 1987, he was a Lecturer, Examiner and did post-graduate programs at Cambridge University Centre of International Studies. In 1985 he was an Officer of the Order of the British Empire.

Dr. Valgene L. Dunham

        Dr. Valgene L. Dunham, age 63, is currently a Director of the Registrant. Dr. Dunham is also the Vice President for Grants, Contract Administration and Research Planning for Coastal Carolina University in South Carolina. In the fall semester of 2002, Dr. Dunham served as the Special Assistant to the President of Coastal Carolina University. In the summer of 2002, Dr. Dunham served as Interim Provost of Coastal Carolina University. From 1995 through 2002, Dr. Dunham served as Dean of the College of Natural & Applied Sciences of Coastal Carolina University. In 1969, Dr. Dunham received his Ph.D. in Botany from Syracuse University in New York. In 1965, Dr. Dunham received his Masters in General Science from Syracuse University in New York.

Press Release

        On February 17, 2004, the Registrant issued a press release announcing that its wholly-owned subsidiary, Integrated Environmental Technologies, Ltd., is in the final phase of purchasing a 12,000 square foot assembly and production facility located in Myrtle Beach, South Carolina. The Registrant also announced the appointment of two new members to its board of directors: Michael Cunningham and Dr. Valgene Dunham. The press release further mentioned that on February 6, 2004, Mr. Prince, the Registrant's President was a featured speaker on the topic of "Nutraceutical Industries" at Coastal Carolina University's R.A.I.N. Conference (Resources, Agriculture, Industry, and Nature) held in Myrtle Beach, South Carolina. A copy of the press release is attached hereto as Exhibit 99.

Contract of Sale

        On January 2, 2004, the Registrant's wholly-owned subsidiary, Integrated Environmental Technologies ("IET"), entered into a Contract of Sale with JMW Investments ("JMW"), wherein JMW agreed to sell and convey and IET agreed to purchase the real property commonly known as 4235 Commerce Street in the Strand Industrial Park, Little River, South Carolina together with a 12,000 sf building and improvements thereto located on the property for a purchase price of $375,000. The building is situated on two lots. On February 20, 2004, IET closed escrow on the property.  IET anticipates, following completion of minor renovations to the building, moving into the building by the end of March.  A copy of the Contract of Sale is attached hereto as exhibit 10.

EXHIBITS

10     Contract of Sale

99     Press Release, dated February 17, 2004.

______

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                            NATUROL HOLDINGS LTD.

                                                                                            By: /S/William E. Prince

                                                                                                   William E. Prince, President

Date: February 27, 2004